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                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES


NAME                                                      DOMESTIC JURISDICTION
----                                                      ---------------------

Brand Scaffold Services, Inc                                  Delaware
Brand Scaffold Services of Canada, Inc.                       Canada
Brand Scaffold Rental & Erection, Inc.                        Delaware
Brand Scaffold Builders, Inc.                                 Delaware
Scaffold-Jax, Inc.                                            Florida
Brand Scaffold Erectors, Inc.                                 Delaware
Scaffold Building Services, Inc.                              Delaware
Brand Special Events, Inc.                                    Delaware
Mike Brown Grandstands, Inc.                                  Delaware
Kwikrig, Inc.                                                 California
Brand Staffing Services, Inc.                                 Delaware
Skyview Staffing, Inc.                                        Delaware
Hightower Staffing, Inc.                                      Delaware
Brandcraft Labor, Inc.                                        Delaware
Skyview Safety Services, Inc.                                 Delaware